As filed with the Securities and Exchange Commission on August 3, 2004
                                            Registration No. _______________
================================================================================

                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                        ___________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________

                    Corinthian Colleges, Inc.
      (Exact Name of Registrant as Specified in Its Charter)
                       ___________________

        Delaware                                          33-0717312
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

                 6 Hutton Centre Drive, Suite 400
                    Santa Ana, California 92707
 (Address, Including Zip Code, of Principal Executive Offices)
                         ___________________

                      Corinthian Colleges, Inc.
                       Executive Deferral Plan
                      (Full Title of the Plan)
                         ___________________

                          Stan A. Mortensen
     Senior Vice President, General Counsel and Corporate Secretary
                      Corinthian Colleges, Inc.
                  6 Hutton Centre Drive, Suite 400
                      Santa Ana, California 92707
                            (714) 427-3000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                COPY TO:

                         David A. Krinsky, Esq.
                         O'Melveny & Myers LLP
                 610 Newport Center Drive, Suite 1700
                      Newport Beach, California 92660
                            ___________________

                    CALCULATION OF REGISTRATION FEE
  -----------------------------------------------------------------------------
                                        Proposed    Proposed
                                        Maximum     Maximum
  Title Of                  Amount      Offering    Aggregate      Amount Of
  Securities                To Be       Price       Offering       Registration
  To Be Registered          Registered  Per Unit    Price          Fee
 ------------------------------------------------------------------------------
  Common Stock, $0.0001     500,000(1)  $18.91(2)   $9,455,000(2)  $1,198(2)
  par value per share       shares
 ------------------------------------------------------------------------------

 (1) This Registration Statement covers, in addition to the number of shares of Corinthian Colleges, Inc., a Delaware corporation (the "Company" or the "Registrant"), common stock, par value $0.0001 per share (the "Common Stock"), stated above, stock units and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, stock units and rights that may be offered or issued pursuant to the Corinthian Colleges, Inc. Executive Deferral Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 30, 2004, as quoted on the Nasdaq National Market.

    The Exhibit Index for this Registration Statement is at page 9.
================================================================================

                                  PART I

                        INFORMATION REQUIRED IN THE
                          SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act
Rule 428(b)(1).

                                   PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

         The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2003, filed with the Commission on September 25, 2003, as amended by Form 10-K/A filed with the Commission on September 29, 2003 (Commission File No. 000-25283);

         (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended September 30, 2003, December 31, 2003 and March
              31, 2004, filed with the Commission on November 14, 2003,
              February 10, 2004 and May 13, 2004, respectively (each, Commission File No. 000-25283);

         (c) The Company's Current Reports on Form 8-K, filed with the Commission on July 9, 2004, April 20, 2004, March 2, 2004, August 27, 2003, August 14, 2003 and July 3, 2003 (each, Commission File No. 000-25283); and

         (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on January 21, 1999 (Commission File No. 000-25283), and any other amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

                       Note Regarding Limitations on Recovery

         The consolidated financial statements of the Company and its subsidiaries for the Company's fiscal year ended June 30, 2001 included in the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2003, as amended by Form 10-K/A filed with the Commission on September 29, 2003, and incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, the Company has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference into this Registration Statement of its audit report included in such annual report. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this Registration Statement. Therefore, such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the issuance of Common Stock registered hereby is passed on for the Company by Stan A. Mortensen. Mr. Mortensen is the Senior Vice President, General Counsel and Corporate Secretary of the Company and is compensated by the Company as an employee. Mr. Mortensen owns 748 shares of Common Stock and Company stock options to acquire up to an additional 202,500 shares of Common Stock. Mr. Mortensen is eligible to receive stock units in respect of deferred compensation and additional awards by the Company under the Plan.

Item 6.   Indemnification of Directors and Officers

          The Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, pursuant to Section 174 of the Delaware General Corporation Law (the "DGCL") or for any transaction from which such director derived an improper personal benefit. Under the DGCL, liability of a director may not be limited (1) for any breach of the director's duty of loyalty to the Company or its stockholders,
(2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (4) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except as provided in the Company's Certificate of Incorporation and in the situations described in clauses (1) through (4) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See the attached Exhibit Index at page 9, which is incorporated herein by reference.

Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on August 2, 2004.



                                    By: /s/ DAVID G. MOORE
                                        -------------------------------------
                                        David G. Moore
                                        Chairman and Chief Executive Officer



                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints David G. Moore and Stan A. Mortensen, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                    Title                      Date
           ---------                    -----                      -----

/s/ DAVID G. MOORE              Chairman and Chief Executive     August 2, 2004
-----------------------------   Officer, Director (Principal
David G. Moore                  Executive Officer)


/s/ DENNIS N. BEAL              Executive Vice President and     August 2, 2004
----------------------------    Chief Financial Officer
Dennis N. Beal                  (Principal Financial and
                                Accounting Officer)


/s/ MICHAEL P. BERRY            Director                         July 22, 2004
----------------------------
Michael P. Berry


                                Director
----------------------------
Jack D. Massimino


/s/ LINDA AREY SKLADANY         Director                         July 21, 2004
----------------------------
Linda Arey Skladany


/s/ PAUL R. ST. PIERRE         Director                          August 2, 2004
----------------------------
Paul R. St. Pierre


/s/ LOYAL WILSON                Director                         July 20, 2004
----------------------------
Loyal Wilson

                              EXHIBIT INDEX


Exhibit
Number                  Description of Exhibit
--------  ------------------------------------------------------

4.        Corinthian Colleges, Inc. Executive Deferral Plan.

5.        Opinion of Company Counsel (opinion re legality).

23.1      Consent of Ernst & Young LLP (consent of independent accountants).

23.2      Consent of Arthur Andersen LLP (consent of independent accountants).*

23.3      Consent of Company Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").


----------
*Omitted pursuant to Securities Act Rule 437(a).